Securities Purchase Agreement

By and Between

ZHRH Corporation,

Badon Partners SAS

And

Calgary Thunder Bay Limited

Dated as of January 24, 2022

i

Exhibit A Form of Convertible Promissory Note

Exhibit B Form of Escrow Agreement

ii

Securities Purchase Agreement

This Securities Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into effective as of January 24, 2022 (the “Effective Date”), by and between ZHRH Corporation, a Nevada corporation (the “Company”), Badon Partners SAS, a French corporation (“Buyer”) and Calgary Thunder Bay Limited, a British Virgin Islands corporation (“Calgary”). The Company, Buyer and Calgary may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company desires to issue and sell to Buyer and Buyer desires to acquire from the Company a convertible promissory note of the Company which may convert into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and in addition to issue and sell to Buyer certain shares of Common Stock; and

WHEREAS, Calgary is the majority shareholder of the Company, holding 71,260,000 shares of Common Stock (subject to the terms herein, the “Calgary Shares”), which constitute, as of the Effective Date, 95.01% of the issued and outstanding shares of Common Stock, and Calgary acknowledges and agrees that the transactions as contemplated herein will be a material benefit to Calgary;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.               Definitions and Interpretation

Section 1.01       Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Nevada generally are authorized or required by Law or other governmental actions to close.

(d)	“Company’s Governing Documents” means the Company’s articles of incorporation and bylaws, as same may be amended from time to time.

(e)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(f)	“Governmental Authority” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(g)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Authority.

(h)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(i)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(j)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(k)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Authority or arbitrator.

(l)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(m)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(n)	“Shares” means any or all, as applicable, of the shares of Common Stock being sold to the Buyer hereunder.

(o)	“Tax” or “Taxes” means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value-added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

(p)	“Tax Return” means any return, estimate, report or statement required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, amendment thereof, claim for refund or declaration of estimated Tax.

(q)	“Transactions” means the purchase and sale of the Securities and the other transactions contemplated under the Transaction Documents.

(r)	“Transfer” means, with respect to any share(s) of Common Stock, a transaction by which the holder thereof assigns or sells such share(s) of Common Stock, or any right, title or interest therein, to another Person who is or becomes a shareholder of the Company or otherwise obtains any right, title or interest in any share(s) of Common Stock, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(s)	“Transaction Documents” means this Agreement, the Note, the Escrow Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing.

Section 1.02       Interpretive Provisions. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars. Reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit, Annex or Schedule to this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement however, that nothing contained in this (s) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control.

Article II.             Purchase and Sale of Securities

Section 2.01       Purchase and Sale. Pursuant to the terms and conditions of this Agreement, the Company shall issue and sell to Buyer (i) a convertible promissory note of the Company, in the form as attached hereto as Exhibit A (the “Note”) in the aggregate principal amount of $200,000, and (ii) certain shares of Common Stock, which transactions shall occur at two closings as set forth herein, and subject to the terms and conditions herein.

Section 2.02       Note Sale. The purchase and sale of the Note shall occur on the Effective Date, immediately following the execution of this Agreement (the “Note Closing”). At the Note Closing (i) the Company shall deliver the Note to the Buyer, duly executed by an authorized officer of the Company; and (ii) the Buyer shall deliver the sum of $200,000 (the “Note Purchase Price”) to the Escrow Agent (as defined below). The Escrow Agent shall, and the Company hereby authorizes the Escrow Agent to, withhold from the Note Purchase Price the costs and fees due to the Escrow Agent pursuant to the Escrow Agreement and such other fees and expenses as are due and payable to Escrow Agent as of the Effective Date, and shall advance the remaining amount to the Company pursuant to wire instructions provided by the Company to the Escrow Agent.

Section 2.03       Share Sale. Pursuant to the terms and conditions of this Agreement, at the Shares Closing (as defined below), the Company shall issue and sell to Buyer a number of shares of Common Stock equal to (i) $200,000 (the “Shares Purchase Price”) divided by (ii) the value per share of Common Stock as determined based on a valuation of the Company of $30,000,000 and the number of issued and outstanding shares of Common Stock as of the Shares Closing (the “Shares”). By way of example and not limitation, in the event that as of the Shares Closing, there are 75,000,000 shares of Common Stock issued and outstanding, Buyer will acquire 500,000 shares of Common Stock ($200,000 divided by $0.40), at a purchase price of $0.40 per share of Common Stock.

Section 2.04       Shares Closing. Subject to the terms and conditions herein, the closing of the purchase and sale of the Shares (the “Shares Closing”) shall be held on the first Business Day following the satisfaction, or waiver by the Party for whose benefit the condition exists, of the conditions to the Shares Closing as set forth in Article III, or such other date as agreed to by the Parties in writing, each in their sole discretion (as applicable, the “Shares Closing Date”) at the offices of the Company or via the exchange of documents electronically, as agreed to by the Parties, as set forth below.

Section 2.05       Escrow Agreement. On the Effective Date, the Parties shall enter into the Escrow Agreement in the form as attached hereto as Exhibit B (the “Escrow Agreement”) between the Parties and Anthony L.G., PLLC as the escrow agent thereunder (“Escrow Agent”). Within one Business Day of the Effective Date, Buyer shall deliver the Shares Purchase Price to the Escrow Agent, and the Escrow Agent shall hold the Shares Purchase Price until the Shares Closing or earlier termination of this Agreement, and shall otherwise disburse the Shares Purchase Price to the Company or to the Buyer, as required herein and in the Escrow Agreement. In the event that the Shares Closing does not occur for any reason, the Shares Purchase Price shall be returned to the Buyer, and in the event that the Shares Closing does occur the Shares Purchase Price shall be paid to the Company, in each case as set forth herein. The Escrow Agreement shall operate and shall be interpreted and enforced independently of this Agreement to the extent possible, and in the event of a conflict between the terms and conditions of the Escrow Agreement and the terms and conditions of this Agreement, the terms and conditions of the Escrow Agreement shall control.

Section 2.06       Deliverables and Actions at the Shares Closing.

(a)	At the Shares Closing, Buyer shall:

(i)	Deliver to the Escrow Agent, with a copy to the Company, written instructions to disburse the Shares Purchase Price to the Company, via wire transfer to an account as designated by the Company prior to the Shares Closing Date, with such instructions duly executed by Buyer; and

(ii)	Deliver to the Company a certificate from Buyer, in form and substance reasonably acceptable to the Company, certifying that the matters set forth in Section 3.02(a) and Section 3.02(b) are true and correct;

(b)	At the Shares Closing, the Company shall:

(i)	Deliver to the Escrow Agent, with a copy to the Buyer, written instructions to disburse the Shares Purchase Price to the Company via wire transfer to an account as designated by the Company prior to the Shares Closing Date, with such instructions duly executed by an authorized officer of the Buyer;

(ii)	record the Buyer in the stock ledger of the Company as the beneficial owner of the Shares; and

(iii)	deliver to the Buyer a certificate in form and substance reasonably acceptable to Buyer certifying the matters in Section 3.01(a) and Section 3.01(b) are true and correct.

(c)	The Parties acknowledge and agree that the Shares shall not be certificated.

Article III.           Conditions to the Shares Closing

Section 3.01       Conditions to Buyer’s Obligations to Close. The obligations of the Buyer to consummate the Shares Closing shall be subject to the fulfillment or written waiver by the Buyer (in its sole discretion), on or prior to the Shares Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of the Company and Calgary contained in this Agreement shall be true and correct in all material respects when made and on and as of the Shares Closing Date with the same effect as though such representations and warranties had been made on and as of the Shares Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(b)	The Company and Calgary shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company and Calgary under this Agreement at or prior to the Shares Closing Date.

(c)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in Buyer’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against any Party hereto seeking to restrain or materially and adversely alter the purchase and sale of the Shares.

(d)	The Company shall have delivered to Buyer the applicable items, executed certificates and instruments as set forth in Section 2.06 for the Shares Closing.

(e)	The anticipated transactions between the Company and Zhonghuan Ruiheng Environmental Technology Co., Ltd. (“ZHRH China”) pursuant to which the Company shall obtain a controlling interest in ZHRH China (the “ZHRH Transaction”) shall have been completed and the Company shall have obtained such controlling interest, as determined by the Company.

Section 3.02       Conditions to the Company’s Obligations to Close. The obligations of the Company to consummate the Shares Closing shall be subject to the fulfillment or written waiver by the Company, in its sole and absolute discretion, on or prior to the Shares Closing Date, of each of the following conditions:

(a)	All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and on and as of the Shares Closing Date with the same effect as though such representations and warranties had been made on and as of the Shares Closing Date, except for such representations and warranties which are qualified as to materiality, which shall be true and correct in all respects, and except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects or, if qualified by materiality then true and correct in all respects, as of such date.

(b)	Buyer shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by Buyer under this Agreement at or prior to the Shares Closing Date.

(c)	No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in the Company’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against any Party hereto seeking to restrain or materially and adversely alter the purchase and sale of the Shares.

(d)	Buyer shall have delivered to the Company the applicable items, executed certificates and instruments required by Section 2.06 as of the Shares Closing Date.

(e)	The ZHRH Transaction shall have been completed and the Company shall have obtained a controlling interest in ZHRH China, as determined by the Company.

Article IV.           Representations and Warranties of the Company

The Company represents and warrants to Buyer and Calgary that the following representations and warranties contained in this Article IV are true and correct as of the Effective Date, as of the Shares Closing Date and as of the Maturity Date (as defined in the Note), other than as set forth in the filings and reports as filed by the Company with the Securities and Exchange Commission:

Section 4.01       Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Nevada. The Company has the requisite power and capacity to execute and deliver the Transaction Documents to which the Company is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02       Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate or conflict with any Law or Order to which the Company or the Note or any of the Shares may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any contract to which the Company is a party or to which the Company or the Note or any of the Shares are subject or by which the Company’s properties, assets or rights are bound; (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of the Company, the Note or on any of the Shares; or (iv) violate or conflict with the Company’s Governing Documents.

Section 4.03       Capitalization; Valid Issuance. The Shares constitute part of the issued and outstanding equity capital of the Company, and all of the Shares have been duly authorized for issuance without violation of any preemptive or similar rights and, when issued in accordance with the terms and conditions herein, will be validly issued and fully paid and nonassessable.

Section 4.04       Brokers. The Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article V.             Representations and Warranties of the Buyer

Buyer represents and warrants to the Company and Calgary that the following statements contained in this Article V are true and correct as of the Effective Date, as of the Shares Closing Date and as of the Maturity Date:

Section 5.01       Authorization of Transactions. Buyer is a corporation duly organized and in good standing under the laws of France, and has the requisite corporate power and capacity to execute and deliver the Transaction Documents, to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 5.02       Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not (i) violate any Laws or Orders to which Buyer is subject or (ii) violate, breach or conflict with any provision of Buyer’s organizational documents, if applicable.

Section 5.03       Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Note, the Shares and the shares of Common Stock as may be issued to Buyer on conversion of the Note and any of the Calgary Shares if and when transferred to Buyer pursuant to the terms and conditions herein and in the Note (collectively, the “Securities”) to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Securities are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(c)	Buyer understands that the Securities are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d)	Buyer and Buyer’s advisors, if any, have been furnished with all materials relating to the Business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer or its advisors. Buyer and Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Securities involves a significant degree of risk.

(e)	At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Securities acquired by Buyer hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	Buyer is acquiring the Securities for Buyer’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(g)	Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (1) the Securities are sold pursuant to an effective registration statement under the Securities Act; (2) Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company; (3) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 5.03 to a Person who is an Accredited Investor; (4) the Securities are sold pursuant to Rule 144; (5) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”); or (6) the Securities are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(h)	Buyer understands that no public market exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(i)	Buyer, either alone or together with Buyer’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of Buyer’s investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(j)	Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

(k)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended shall be included on any certificates representing the Securities. Buyer also understands that the Securities may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 5.04       Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article VI.           Representations and Warranties of Calgary

Calgary represents and warrants to Buyer and the Company that the following representations and warranties contained in this Article VI are true and correct as of the Effective Date, as of the Shares Closing Date and as of the Maturity Date:

Section 6.01       Authorization of Transactions. Calgary is a corporation duly authorized and in good standing in the British Virgin Islands. Calgary has the requisite power and capacity to execute and deliver the Transaction Documents to which Calgary is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Calgary of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Calgary. The Transaction Documents to which Calgary is a party have been duly and validly executed and delivered by Calgary. Each Transaction Document to which Calgary is a party constitutes the valid and legally binding obligation of Calgary, enforceable against Calgary in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 6.02       Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Authority or Person is necessary for the execution, delivery or performance by Calgary of this Agreement or any other Transaction Document to which Calgary is a party.

(b)	The execution, delivery and performance by Calgary of the Transaction Documents to which Calgary is a party, and the consummation by Calgary of the Transactions, do not (i) violate or conflict with any Law or Order to which Calgary or the Note or any of the Shares may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any contract to which Calgary is a party or to which Calgary or the Note or any of the Shares are subject or by which Calgary’s properties, assets or rights are bound; (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of Calgary, the Note or on any of the Shares; or (iv) violate or conflict with Calgary’s organizational or governing documents.

Section 6.03       Good Title. Calgary is the record and beneficial owner, and has good title to the Calgary Shares, with the right and authority to sell and deliver such Calgary Shares, free and clear of all Liens.  None of the Calgary Shares is subject to pre-emptive or similar rights, either pursuant to any of Calgary’s organizational or governing documents, requirement of Law or any contract. Calgary has the power and authority to transfer the Calgary Shares to the Buyer as contemplated herein and in the Note and upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering Buyer as the new owner of the Calgary Shares in the records maintained by the Company, Buyer will receive good title to the Calgary Shares, free and clear of all Liens.

Section 6.04       Brokers. Calgary has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article VII.        Covenants and Additional Agreements

Section 7.01       Further Assurances. Following the Effective Date, each Party shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 7.02       Cooperation and Exchange of Information. The Parties shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities.

Section 7.03       Escrow Agreement. The Parties covenant and agree to direct the Escrow Agent in accordance with the provisions herein and in the Escrow Agreement.

Section 7.04       Transfer of Calgary Shares to Buyer.

(a)	Calgary acknowledges and agrees that it shall materially benefit from the Transactions, as the majority shareholder of the Company. Therefore, Calgary agrees that, in the event that the ZHRH Transaction is not consummated, and therefore the Note becomes due and payable to Buyer, Calgary shall, in accordance with the terms and conditions herein and in the Note, transfer to Buyer 50% of the Calgary Shares as full and complete satisfaction of the Indebtedness (as defined in the Note).

(b)	In order to preserve Buyer’s rights pursuant to the provisions herein and in the Note, for the period from the Effective Date to the earlier to occur of (i) full repayment of the Note by the Company; and (ii) the full conversion of the Note into Conversion Shares, as defined in the Note (the “Lock-Up Period”), Calgary agrees that it shall not, and Calgary shall not, directly or indirectly (a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of Calgary Shares; (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Calgary Shares, whether any such transaction is to be settled by delivery of Calgary Shares or other securities, in cash or otherwise; or (c) publicly disclose the intention to do any of the foregoing. The Company and its transfer agent on its behalf are hereby authorized to, and the Company agrees to, decline to register any transfer of the applicable Calgary Shares if such transfer would constitute a violation or breach of this Agreement and to imprint on any certificate representing such Calgary Shares a legend describing the restrictions contained herein or customarily notate within the transfer agent records if such Calgary Shares are held in book entry form, substantially in the form as follows: “THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY, THE REGISTERED HOLDER OF THE SECURITIES AND ANOTHER PARTY. THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.” Calgary hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to place stop-transfer restrictions on the stock register and other records relating to any Calgary Shares, and the Company covenants and agrees that it shall undertake such actions to enforce the same. Any transfer or attempted transfer of the Calgary Shares in contravention of the provisions of this Agreement shall be automatically null and void and of no force or effect and Company shall not recognize the purported transferee as the owner of the applicable Calgary Shares or the holder of any right, title or interest therein.

(c)	If, following the Effective Date, Calgary acquires any additional shares of Common Stock, whether as a result of a split of the Common Stock or any other transaction, such additional shares of Common Stock shall be deemed automatically included within the definition of “Calgary Shares”.

(d)	In the event that Calgary transfers 50% of the Calgary shares to Buyer pursuant to the provisions herein and in the Note (such transferred shares, the “Acquired Shares”), the provisions of Section 7.05, Section 7.06 and Section 7.07 (and subject to the remaining provisions of this Agreement) shall apply to any Transfers or proposed Transfers of such Acquired Shares and to any Transfers or proposed Transfers of the remaining shares thereafter retained by Calgary (the “Retained Shares”) for such time that Buyer holds any of the Acquired Shares.

Section 7.05       Tag-Along Rights.

(a)	If Calgary proposes to Transfer any of the Retained Shares to any Person (the “Proposed Transferee”), Buyer shall be permitted to participate in such sale (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 7.05 with respect to any Acquired Shares then held by Buyer.

(b)	Prior to the consummation of the sale described in Section 7.05(a), Calgary shall deliver to Buyer at the address listed herein, a written notice (a “Sale Notice”) of the proposed sale subject to this Section 7.05 no more than ten (10) days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to the Tag-Along Sale and, in any event, no later than twenty (20) days prior to the closing date of the Tag-Along Sale. The Tag-Along Notice shall make reference to the Buyer’s rights hereunder and shall describe in reasonable detail: (i) the number of Retained Shares to be sold by Calgary and the total number of Retained Shares then held by Calgary; (ii) the name of the Proposed Transferee; (iii) the per-Retained Share purchase price and the other material terms and conditions of the sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; (iv) the proposed date, time and location of the closing of the sale; and (v) a copy of any form of agreement proposed to be executed in connection therewith.

(c)	Buyer shall exercise its right to participate in a sale of Retained Shares by Calgary subject to this Section 7.05 by delivering to Calgary a written notice (a “Tag-Along Notice”) stating Buyer’s election to do so and specifying the number of Acquired Shares to be sold by Buyer, no later than five (5) days after receipt of the Sale Notice (the “Tag-Along Period”). The offer of Buyer set forth in a Tag-Along Notice shall be irrevocable, and, to the extent such offer is accepted, Buyer shall be bound and obligated to sell in the proposed sale on the terms and conditions set forth in this Section 7.05. Buyer shall have the right to sell in a sale subject to this Section 7.05 the number of Acquired Shares equal to the product obtained by multiplying (x) the number of Acquired Shares held by the Buyer by (y) a fraction (A) the numerator of which is equal to the number of Retained Shares that Calgary proposes to sell or transfer to the Proposed Transferee and (B) denominator of which is equal to the number of Retained Shares then owned by Calgary.

(d)	Calgary shall use its commercially reasonable efforts to include in the proposed sale to the Proposed Transferee all of the Acquired Shares that the Buyer has requested to have included pursuant to the applicable Tag-Along Notice, it being understood that the Proposed Transferee shall not be required to purchase shares of Common Stock in excess of the number set forth in the Sale Notice. In the event the Proposed Transferee elects to purchase fewer than all of the shares of Common Stock sought to be sold by Calgary and the Buyer, the number of shares of Common Stock to be sold to the Proposed Transferee by Calgary and Buyer shall be reduced so that each of Calgary and Buyer is entitled to sell its pro rata portion of the number of shares of Common Stock that the Proposed Transferee elects to purchase.

(e)	If Buyer does not deliver a Tag-Along Notice in compliance with this Section 7.05 prior to the end of the Tag-Along Period, Buyer shall be deemed to have waived all of Buyer’s rights to participate in such particular sale, and Calgary shall thereafter have ninety (90) days following the expiration of the Tag-Along Period in which to sell the Retained Shares described in the Sale Notice, on terms not more favorable to Calgary than those set forth in the Sale Notice (which such ninety (90) day period may be extended for a reasonable time not to exceed one-hundred-twenty (120) days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period Calgary has not completed such sale, Calgary may not then effect a sale of Retained Shares subject to this Section 7.05 without again fully complying with the provisions of this Section 7.05.

(f)	If Buyer participated in a sale pursuant to this Section 7.05, Buyer shall receive the same consideration per share after deduction of Buyer’s proportionate share of the related expenses in accordance with the provisions herein.

(g)	Buyer shall make or provide the same representations, warranties, covenants, indemnities and agreements as Calgary makes or provides in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Calgary, Buyer shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to Buyer); provided, that all representations, warranties, covenants and indemnities shall be made by Calgary and Buyer severally and not jointly.

(h)	The fees and expenses of related to a sale under this Section 7.05, to the extent not paid by Proposed Transferee, shall be shared by Calgary and Buyer on a pro rata basis, based on the consideration received by Calgary and Buyer.

(i)	Calgary and Buyer shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale.

Section 7.06       Drag-Along Rights.

(a)	If at any time Buyer receives a bona fide offer from any person who is not an Affiliate of Buyer (an “Independent Third Party”) to purchase in one transaction, or a series of related transactions, all of Buyer’s Acquired Shares (a “Drag-Along Sale”), Buyer shall have the right to require that Calgary participate in such sale in the manner set forth in this Section 7.06; provided, however, that Calgary shall not be required to transfer or sell any of its Retained Shares if the consideration for the Drag-Along Sale is other than cash, but may elect, in its sole discretion to so transfer or sell its Retained Shares in such case.

(b)	Buyer shall exercise its rights pursuant to this Section 7.06 by delivering a written notice (the “Drag-Along Notice”) to Calgary at the address listed herein no more than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-Along Sale and, in any event, no later than twenty (20) days prior to the closing date of such Drag-Along Sale. The Drag-Along Notice shall make reference to Buyer’s rights and obligations hereunder and shall describe in reasonable detail (i) the name of the person or entity to whom the Acquired Shares are proposed to be sold; (ii) the proposed date, time and location of the closing of the Drag-Along Sale; (iii) the per-share purchase price and the other material terms and conditions of the Drag-Along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (iv) a copy of any form of agreement proposed to be executed in connection therewith.

(c)	Subject to Section 7.06(d), Calgary shall be obligated to sell in the Drag-Along Sale all of the Retained Shares held by Calgary.

(d)	The consideration to be received by Calgary shall be the same form and amount of consideration per share to be received by Buyer (or, if Buyer is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of such sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which Buyer sells its Acquired Shares. Calgary shall make or provide the same representations, warranties, covenants, indemnities and agreements as Buyer makes or provides in connection with the Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Buyer, Calgary shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by Buyer and Calgary severally and not jointly; and provided further, that Calgary shall not be required to agree to a non-competition covenant.

(e)	The fees and expenses of related to a sale under this Section 7.06, to the extent not paid by Independent Third Party, shall be shared by Calgary and Buyer on a pro rata basis, based on the consideration received by Calgary and Buyer.

(f)	Calgary and Buyer shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale.

(g)	Buyer shall have ninety (90) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which such ninety (90) day period may be extended for a reasonable time not to exceed one-hundred-twenty (120) days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period Buyer has not completed the Drag-Along Sale, Buyer may not then effect a transaction subject to this Section 7.06 without again fully complying with the provisions of this Section 7.06.

Section 7.07       Involuntary Transfers. For purposes hereof, an “Involuntary Transfer” shall mean any Transfer of shares of Common Stock, or proposed Transfer of shares of Common Stock, (i) upon any foreclosure of any pledge, encumbrance, hypothecation or mortgage which would result in the Transfer of one or more shares of Common Stock, or (ii) in the case of Calgary, the filing of a certificate of dissolution, or its equivalent, or the revocation of its charter. None of Section 7.05 or Section 7.06 shall apply to any Involuntary Transfers.

Section 7.08       Replacement Securities. In the event that, prior to the Maturity Date, the shares of Common Stock are converted into another class of securities of the Company or any successor entity to the Company, whether by way of the completion of the Conversion, or by way of merger, reorganization, re-incorporation or otherwise (the “Replacement Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein, including, without limitation, the Calgary Shares and the Calgary Shares) shall be deemed a reference to such Replacement Securities. In the event that, prior to the Maturity Date, the Company completes a merger or share exchange with another entity (a “Share Exchange”) wherein all of the issued and outstanding shares of Common Stock are exchanged for equity interests in the other entity (the “Exchanged Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein, including, without limitation, the Calgary Shares and the Calgary Shares) shall be deemed a reference to such Exchanged Securities.

Article VIII.      Default and Termination

Section 8.01       Default by the Company. If the Company or Calgary fails to perform any of its respective material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company or Calgary set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 5 Business Days after receipt of notice of such breach by the Company, then the Company and Calgary shall be in default hereunder (such event, a “Company Default”). In the event of a Company Default, Buyer shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 10.09 and proceed against the Company or Calgary, as applicable, for any Losses incurred by the Buyer as a result of such Company Default or (2) to terminate this Agreement pursuant to Section 8.03(c) and proceed against the Company or Calgary, as applicable, for any Losses incurred by the Buyer as a result of such Company Default.

Section 8.02       Default by Buyer. If Buyer fails to perform any of its material obligations under this Agreement, or is in breach in any material respect of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, and, if such breach or failure is capable of being cured, such failure or breach has not been cured within 5 Business Days after receipt of notice of such breach by Buyer, then Buyer shall be in default hereunder (such event, a “Buyer Default”). In the event of a Buyer Default, the Company and Calgary shall be entitled to elect either (1) to bring an action for specific performance of this Agreement pursuant to Section 10.09 and proceed against Buyer for any Losses incurred by the Company and Calgary, as applicable, as a result of such Buyer Default or (2) to terminate this Agreement pursuant to Section 8.03(d) and proceed against Buyer for any Losses incurred by the Company and Calgary, as applicable, as a result of such Buyer Default.

Section 8.03       Termination. This Agreement may be terminated at any time before the Shares Closing as follows:

(a)	by mutual written consent of the Parties;

(b)	by any Party, upon written notice to the other Parties, if there shall be in effect a final nonappealable order, judgment, injunction or decree entered by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)	by the Buyer, upon written notice to the Company, if there shall have been a Company Default;

(d)	by the Company, upon written notice to the Buyer, if there shall have been a Buyer Default; or

(e)	by either the Company or Buyer if the Shares Closing has not occurred by December 31, 2022, provided, however, that the right to terminate this Agreement under this Section 8.03(e) shall not be available to (i) the Buyer if, as of such time, the Company has the right to terminate this Agreement pursuant to Section 8.03(d) or in the event that the failure of the Shares Closing to so occur was caused by a Buyer Default; or (ii) the Company if, as of such time, the Buyer has the right to terminate this Agreement pursuant to Section 8.03(c) or in the event that the failure of the Shares Closing to so occur was caused by a Company Default.

Section 8.04       Effect of Termination. In the event of termination of this Agreement pursuant to this Article VIII, the Shares Closing shall not occur, but the remainder of this Agreement shall remain in effect for purposes of the sale and purchase of the Note and the operation of the Note thereafter, including, without limitation, for purposes of Section 7.04, and shall continue to apply thereto, and in such case the Shares Purchase Price shall be returned by the Escrow Agent to the Buyer, and the Parties agree to so direct the Escrow Agent, and provided, however, that, any such termination shall not relieve any Party from liability for actual damages to the other Parties resulting from a material breach of this Agreement by such first Party.

Section 8.05       Clarification. The Parties acknowledge and agree that any termination of this Agreement prior to the Shares Closing shall not affect the purchase and sale of the Note on the Effective Date, and such purchase and sale shall remain effective and the Note shall remain issued and outstanding and shall be operative and enforceable in accordance with its terms.

Article IX.           Indemnification

Section 9.01       General Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representations or warranties of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement by the Indemnifying Party.

Section 9.02       Procedures for Indemnification. All claims for indemnification by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 9.02(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.02(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.02(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 9.03       Payment. Upon a determination of liability under this Article IX, the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article IX with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 9.04       Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article X.             Miscellaneous

Section 10.01    Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company or to Calgary, to:

ZHRH Corporation

Attn: Brett Lovegrove

50 West Liberty St. Suite 880

Reno, NV 89501

Email: bl@zhrhcorp.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

If to the Buyer, to:

Badon Partners SAS

Attn: Aymar de Lencquesaing

Mas de Badon

422 Chemin du Badon

13810 Eygalieres

France

Email: adelencquesaing@gmail.com

(b)	Either Party may change its address for notices hereunder upon notice to the other Parties in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) Business Days after mailing, if sent by registered or certified mail.

Section 10.02    Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.03    Amendments; No Waivers; No Third-Party Beneficiaries.

(a)	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 10.04    No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

Section 10.05    Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 10.06    Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Other than as specifically set forth herein, including in Article IX, nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 10.07    Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	SUBJECT TO Section 10.08, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATES OF NEVADA, IN EACH CASE LOCATED IN CLARK COUNTY, NEVADA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.07(c).

Section 10.08    Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven Business Days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Nevada law or any applicable federal law. The arbitrator shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Las Vegas, Nevada. The provisions of this Section 10.08 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 10.09    Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 10.10    Survival. The representations and warranties in Article IV and Article V of this Agreement shall survive the Shares Closing for a period of twelve (12) months from the Shares Closing, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 10.11    Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 10.12    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 10.13    Counsel. The Parties acknowledge and agree that Escrow Agent is legal counsel to the Company. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, Escrow Agent acting the escrow agent hereunder, notwithstanding that Escrow Agent is also counsel to the Company, and notwithstanding that Escrow Agent has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the Escrow Agreement and the other documents to be delivered in connection herewith, and each applicable Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties hereby waives any such conflict of interest, and confirms that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 10.14    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed effective as of the Effective Date.

ZHRH Corporation

By:
Name:	Jean-Michel Doublet
Title:	Chief Executive Officer

Calgary Thunder Bay Limited

By:
Name:	Xuejiao Fang
Title:	Authorized Representative

Badon Partners SAS

By:
Name:	Aymar de Lencquesaing
Title:

Exhibit A

Form of Convertible Promissory Note

(Attached)

Exhibit B

Escrow Agreement

(Attached)